EXHIBIT 10.4

SHARE PURCHASE WARRANT OF MR. EDWARD LAUGHLIN FLANAGAN

This document is identical to Exhibit 10.3 Share Purchase Warrants of Mr. William Albert Maligie, in its entirety with the exception of the following terms:

Warrant No. ELF-12/98-001

Date if initial issuance: February 1, 1998

THIS CERTIFIES THAT, for value received, Edward Laughlin Flanagan — (hereinafter called the “Holder”) of 4478 Garden Brook Drive, Chico, CA 95973 is entitled to purchase from the Company during the Term of this Warrant at the times provided for herein, the number of shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) as specified herein, at the Warrant Price, payable in the manner specified herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.

SECTION 2. Exercise of Warrant.

2.1	Right to Exercise. After the date hereof, the Holder may exercise this Warrant, in parts indicated herein or portion thereof to purchase up to 250,000 shares of Common Stock subject to adjustment as provided in Section 5. The Warrant Price shall be US$0.75 per share subject to adjustment as provided in Section 5.

Added Section 2.2

2.2	Vesting Period. The vesting period shall be varying for each one third of the total Share Purchase Warrants and the number of shares available for exercise at any time during the term of this warrant on or after the date indicated shall be as follows:

i) ii) iii)	33.33% 33.33% 33.33%	83,334 shares 83,333 shares 83,333 shares	February 1, 1999 February 1, 2000 February 1, 2001

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